Exhibit 99.1

Sitio Royalties REPORTS SECOND QUARTER 2022 OPERATIONAL AND FINANCIAL RESULTS

AVERAGE DAILY PRODUCTION VOLUME OF 12,402 BOE/D AND PRO FORMA AVERAGE DAILY PRODUCTION

VOLUME OF 15,149 BOE/D INCLUDING FALCON MINERALS VOLUMES FOR THE ENTIRE SECOND QUARTER 20221

ASSET FOOTPRINT INCREASED BY 65% TO 173,800 NET ROYALTY ACRES2

DECLARED $0.71 DIVIDEND PER SHARE OF CLASS A COMMON STOCK

ACTIVE QUARTER OF ACQUISITIONS, INCLUDING CLOSING MERGER WITH FALCON MINERALS,

CLOSING ACQUISITIONS OF APPROXIMATELY 22,000 NET ROYALTY ACRES AND SIGNING

ACQUISITION OF APPROXIMATELY 12,200 ADDITIONAL NET ROYALTY ACRES

ADDITIONAL SCALE SIGNIFICANTLY ENHANCES PROFITABILITY ON A PER BOE BASIS

DENVER, Colorado—August 8, 2022— Sitio Royalties Corp. (NYSE: STR) (“Sitio”, "STR" or the “Company”) today announced operational and financial results for the quarter ended June 30, 2022.

SECOND QUARTER 2022 OPERATIONAL AND FINANCIAL HIGHLIGHTS AND RECENT DEVELOPMENTS

•
Average daily production volume of 12,402 barrels of oil equivalent per day ("Boe/d"), (52% oil), up 9% sequentially from 1Q 2022; pro forma average daily production volume of 15,149 Boe/d (50% oil) including Falcon Minerals volumes for the entire second quarter 2022
•
Net income of $72.0 million, up 87% sequentially from 1Q 2022 and cash flow from operations of $43.8 million, down 2% sequentially from 1Q 2022
•
Adjusted EBITDA of $76.7 million3, up 29% sequentially from 1Q 2022 and Discretionary Cash Flow ("DCF")3 of $75.5 million, up 29% sequentially from 1Q 2022
•
Pro forma Adjusted EBITDA of $92.7 million and pro forma Discretionary Cash Flow of $91.4 million, including Falcon Minerals results for full 2Q 2022
•
Declared 2Q 2022 dividend of $0.71 per share of Class A Common Stock4; implied annualized dividend yield of 10.3% based on STR's Class A Common Stock closing price of $27.55 on August 5, 2022
•
126.8 net producing wells online as of June 30, 2022 including net wells on acquired acreage from Momentum Minerals
•
Including activity on the acquired acreage from Momentum Minerals, 5.2 net wells turned-in-line ("TIL") during 2Q 2022, approximately 88% of which were in the Permian Basin
•
Including net line-of-sight ("LOS") wells on acquired acreage from Momentum Minerals, 26.8 net LOS wells as of June 30, 2022, comprised of 14.4 net spuds and 12.4 net permits, with approximately 94% of total net LOS wells in the Permian Basin4
•
Completed all-stock merger with Falcon Minerals Corporation (“Falcon Merger”) for over 34,000 net royalty acres ("NRAs") and cash acquisitions of approximately $357 million for an additional 22,000 NRAs
•
Signed agreement to acquire 12,200 NRAs from Momentum Minerals, which closed in July of 2022 (“Momentum Acquisition”)

In January 2022, first half 2022 guidance was provided for Desert Peak and Falcon Minerals as if they were combined since January 1, 2022. Pro forma first half 2022 combined results for Sitio, which includes results from Falcon Minerals for the entire period, but does not include pro forma adjustments for the Foundation Acquisition and Momentum Acquisition, are shown in the table below.

1H 2022 Guidance Metric	Pro Forma 1H 2022 Results(1)	1H 2022 Guidance(2)
1H 2022 Average daily production (Boe/d)	15,317	13,500 - 14,500
1H 2022 Average daily production (% oil)	50.4%	50.0% – 53.0%
1H 2022 Implied average daily oil production (Bbl/d)	7,720	6,750 - 7,685
1H 2022 Average daily production (% Permian)	74.9%	73.0%
Annualized Cash G&A ($ in millions)	$13.1	$12.0

(1) Includes Falcon Minerals results for the six months ended June 30, 2022.

(2) Guidance issued in January 2022 for pro forma combined company (Desert Peak Minerals and Falcon Minerals).

Chris Conoscenti, Chief Executive Officer of Sitio commented, “We are excited to announce strong results for our first quarter as a public company. Active operator development of our assets, incremental royalty revenue from acquired assets, and favorable commodity prices contributed to a successful inaugural quarter. We continued to execute well on our large-scale, Permian-weighted consolidation strategy. This was our most active quarter in our Company’s history with the closing of the Falcon Merger, the closing of the acquisition of Permian assets from Foundation Minerals, LLC ( the “Foundation Acquisition”) and two other all cash acquisitions, and the announcement of the Momentum Acquisition. In aggregate, these acquisitions increase our footprint by 65% to over 173,000 NRAs. In addition, I'm pleased to announce our inaugural dividend of $0.71 per share for the second quarter, which is based on cash flow for legacy Desert Peak Minerals and Falcon Minerals as if both entities had been combined for the entire quarter and is not burdened with transaction fees from the Falcon Merger. Our second quarter dividend per share is nearly 99% of the split adjusted dividend per share that was paid to Falcon Minerals stockholders for the first quarter of 2022, even though our target payout ratio of 65% of Discretionary Cash Flow is lower than Falcon Minerals' historical payout ratio of approximately 100%, which gives Sitio significantly more financial flexibility to protect the balance sheet and pursue accretive acquisitions.”

OPERATOR ACTIVITY AND MERGERS AND ACQUISITIONS UPDATE

During the second quarter of 2022 and inclusive of the NRAs acquired from Momentum Minerals, the Company estimates that there were 5.2 net wells turned-in-line with an average net royalty interest (“NRI”) of 0.7% and that as of June 30, 2022, there were 26.8 net LOS wells comprised of 14.4 net spuds and 12.4 net permits on the Company's acreage. Daily production volume averaged 12,402 Boe/d, which includes 24 days of production from assets acquired from Falcon Minerals and 7 days of production from assets acquired from Foundation Minerals, LLC. Second quarter 2022 pro forma combined daily production volume averaged 15,149 Boe/d including production from assets acquired from Falcon Minerals for the entire quarter but excluding additional adjustments for assets acquired in other acquisitions.

Sitio completed the all-stock merger with Falcon Minerals on June 7, 2022 and closed three all cash acquisitions during the second quarter of 2022, increasing NRAs by approximately 56,300. In June of 2022, the Company also signed a purchase agreement for approximately 12,200 Permian Basin NRAs from Momentum Minerals for approximately $224.0 million5, which closed on July 26, 2022. In aggregate, these acquired assets (including those acquired from Momentum Minerals) are expected to make a substantial impact to near-term production and cash flow, and as of June 30, 2022, these assets acquired from Foundation Minerals and Momentum Minerals had 9.0 net LOS wells, comprised of 3.4 net spuds and 5.6 net permits.

The following table summarizes Sitio's net production, net wells and net royalty acres by area:

	Delaware	Midland	Eagle Ford	Appalachia	Total
Average Daily Production (Boe/d)
As reported for the three months ended June 30, 2022	8,875	2,658	667	202	12,402
% Oil	47%	71%	57%	1%	52%

Pro forma including Falcon Minerals volumes for the three months ended June 30, 2022 (1)	8,875	2,658	2,760	856	15,149
% Oil	47%	71%	57%	4%	50%

Net Well Activity (normalized to 5,000' laterals)(2)
Pro Forma net wells online as of June 30, 2022	70.5	20.1	33.1	3.1	126.8

Pro Forma net wells TIL for the three months ended June 30, 2022	2.4	2.2	0.6	-	5.2

Pro forma net LOS wells as of June 30, 2022	14.6	10.5	1.7	-	26.8
Spuds	6.4	7.4	0.6	-	14.4
Permits	8.2	3.1	1.1	-	12.4

Net Royalty Acres (normalized to 1/8th royalty equivalent)
March 31, 2022	83,600	21,700	-	-	105,300
June 30, 2022	102,200	25,200	21,800	12,400	161,600
Pro forma June 30, 2022 including NRAs acquired from Momentum Minerals	110,300	29,300	21,800	12,400	173,800
NRA Increase since March 31, 2022	26,700	7,600	21,800	12,400	68,500

(1) Does not include pro forma adjustments for Foundation Acquisition and Momentum Acquisition

(2) All well counts give pro forma effect to all acquisitions completed in the quarter, in addition to the Momentum Acquisition

FINANCIAL UPDATE

Sitio's second quarter 2022 average unhedged realized prices including all expected quality, transportation and demand adjustments were $109.87 per barrel of oil, $6.55 per Mcf of natural gas and $42.29 per barrel of natural gas liquids, for a total equivalent price of $76.65 per barrel of oil equivalent. During the second quarter, the Company paid $420,000 in net cash settlements for commodity derivative contracts and as a result, average hedged realized prices were $109.35 per barrel of oil, $6.49 per Mcf of natural gas and $42.29 per barrel of natural gas liquids, for a total equivalent price of $76.28 per barrel of oil equivalent. This represents a $12.90 per barrel of oil equivalent, or 20% increase relative to hedged realized prices for the three months ended March 31, 2022.

Consolidated net income for the second quarter of 2022 was $72.0 million, an increase of 87% relative to the first quarter of 2022. Consolidated net income was positively impacted by a $20.4 million non-cash hedging gain from Sitio's commodity derivative contracts. For the three months ended June 30, 2022 Adjusted EBITDA was $76.7 million, up 29% from the three months ended March 31, 2022 primarily due to increased production volumes and commodity prices.

As of June 30, 2022, the Company had a cash balance of $15.6 million, $505.0 million of total debt (comprised of $255.0 million drawn on its revolving credit facility and a $250.0 million 364-day unsecured term loan) and liquidity of $60.6 million. In July of 2022, the Company drew an additional $175.0 million on the 364-day unsecured term loan and $10.0 million on the revolving credit facility to fund the closing of the Momentum Acquisition. Sitio is evaluating long-term debt financing options to repay the $425.0 million 364-day unsecured term loan. Sitio added hedges related to recent cash acquisitions, which are reflected in the summary table of Sitio’s commodity hedges.

	Oil (NYMEX WTI)
	2H22	2023	2024	1H25
Swaps
Total volume (Bbls)	404,800	1,113,250	1,207,800	199,100
Average price ($/Bbl)	$106.31	$93.71	$82.66	$74.65
Collars
Total volume (Bbls)	—	—	—	362,000
Average call ($/Bbl)	—	—	—	$93.20
Average put ($/Bbl)	—	—	—	$60.00
	Gas (NYMEX Henry Hub)
	2H22	2023	2024	1H25
Swaps
Total volume (MMBtu)	92,000	182,500	183,000	—
Average price ($/MMBtu)	$4.63	$3.83	$3.41	—
Collars
Total volume (MMBtu)	1,104,000	3,102,500	4,172,400	2,099,600
Average call ($/MMBtu)	$9.69	$7.93	$7.24	$10.34
Average put ($/MMbtu)	$6.00	$4.82	$4.00	$3.31

SECOND HALF 2022 GUIDANCE UPDATE

After reviewing completed second quarter 2022 results, the Company is lowering the second half 2022 guidance ranges for gathering and transportation and cash taxes and reiterating all other guidance metrics that were previously disclosed on June 27, 2022.

	Low	High
Average Daily Production
2H 2022 Average daily production (Mboe/d)	18.0	19.0
2H 2022 Average daily production (% oil)	50%	53%

Revenue Deductions, Expenses and Taxes
Gathering and transportation ($/boe)	$1.15	$1.65
Annual Cash G&A ($ in millions)	$15.0	$16.5
Production taxes (% of royalty revenue)	7%	9%
Cash tax rate (% of pre-tax income)	2%	4%

SECOND QUARTER CASH DIVIDEND

The Company's Board of Directors (the "Board") declared a cash dividend of $0.71 per share of Class A Common Stock for the second quarter of 2022. The dividend is payable on August 31, 2022 to all eligible stockholders at the close of business on August 18, 2022. Based on a 65% payout ratio of second quarter 2022 Discretionary Cash Flow, Sitio's quarterly dividend would have been $0.58 per Class A common share; however, the Company's Board of Directors approved a 2Q 2022 dividend of $0.71 per Class A common share, which equates to an approximate 65% payout ratio including pro forma Falcon Minerals Discretionary Cash Flow for the full three months ended June 30, 2022.

SECOND QUARTER 2022 EARNINGS CONFERENCE CALL

Sitio will host a conference call at 8:30 a.m. Eastern on Tuesday, August 9, 2022 to discuss its second quarter 2022 operating and financial results. Participants can access the call by dialing 1-888-440-5983 in the United States or 1-646-960-0202 in other locations with access code 5570483 or via webcast at https://events.q4inc.com/attendee/537881978. The conference call, live webcast and archive of the call can also be accessed through the Investor Relations section of Sitio’s website at www.sitio.com.

UPCOMING INVESTOR CONFERENCES

Members of Sitio's management team will be attending the 2022 Citi One-on-One Midstream / Energy Infrastructure Conference on August 16, 2022 and the Barclays CEO Energy-Power Conference from September 6 - 7, 2022. Presentation materials associated with these events will be accessible through the Investor Relations section of Sitio's website at www.sitio.com.

FINANCIAL RESULTS

Production Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Production Data:
Crude oil (Mbbls)	588	230	1,123	420
Natural gas (Mmcf)	1,871	929	3,565	1,954
NGLs (Mbbls)	229	100	436	180
Total (MBOE)(6:1)	1,129	485	2,153	926
Average daily production (BOE/d)(6:1)	12,402	5,337	11,897	5,112
Average Realized Prices:
Crude oil (per Bbl)	$109.87	$62.79	$101.37	$59.19
Natural gas (per Mcf)	$6.55	$2.74	$5.64	$3.22
NGLs (per Bbl)	$42.29	$25.99	$40.17	$27.44
Combined (per BOE)	$76.65	$40.39	$70.33	$38.98
Average Realized Prices After Effects of Derivative Settlements:
Crude oil (per Bbl)	$109.35	$62.79	$101.10	$59.19
Natural gas (per Mcf)	$6.49	$2.74	$5.60	$3.22
NGLs (per Bbl)	$42.29	$25.99	$40.17	$27.44
Combined (per BOE)	$76.28	$40.39	$70.14	$38.98

Selected Expense Metrics

	Three Months Ended June 30,	Six Months Ended June 30,
	2022	2022
Severance and ad valorem taxes	7.9%	7.0%
Depreciation, depletion and amortization	$17.64	$16.39
General and administrative	$5.91	$4.99
Interest expense, net	$1.72	$1.44

Condensed Consolidated Balance Sheets

(In thousands except par and share amounts)

	June 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$15,618	$12,379
Accrued revenue and accounts receivable, net	69,997	36,202
Prepaid assets	1,553	235
Derivative asset	7,099	—
Total current assets	94,267	48,816

Property and equipment
Oil and natural gas properties, successful efforts method:
Unproved properties	1,489,217	817,873
Proved properties	829,736	447,369
Other property and equipment	3,102	8,187
Accumulated depreciation, depletion and amortization	(153,989)	(121,536)
Net oil and gas properties and other property and equipment	2,168,066	1,151,893

Other long-term assets
Deposits for property acquisitions	22,428	—
Long-term derivative asset	12,217	—
Deferred financing costs	4,498	2,145
Other long-term assets	643	—
Total long-term assets	39,786	2,145

TOTAL ASSETS	$2,302,119	$1,202,854

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$15,444	$4,140
Due to affiliates	—	442
Bridge loan facility payable	243,286	—
Total current liabilities	258,730	4,582

Long-term liabilities
Long-term debt	255,000	134,000
Warrant liability	3,306	—
Deferred tax liability	2,731	—
Deferred rent	1,117	1,129
Total long-term liabilities	262,154	135,129

Total liabilities	520,884	139,711

Temporary equity	1,664,677	—
Equity	—	—
Class A Common Stock, $0.0001 par value; 240,000,000 shares authorized; 12,700,770 and 0 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	1	—
Class C Common Stock, $0.0001 par value; 120,000,000 shares authorized; 71,140,064 and 0 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	7	—
Additional paid-in capital	116,550	—
Retained earnings	—	—
Partners' Capital	—	560,622
Noncontrolling interests	—	502,521
Total equity	116,558	1,063,143

TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$2,302,119	$1,202,854

Unaudited Condensed Consolidated Statements of Income

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Oil, natural gas and natural gas liquids revenues	$86,507	$19,616	$151,458	$36,069
Lease bonus and other income	1,297	55	2,709	650
Total revenues	87,804	19,671	154,167	36,719

Operating expenses:
Management fees to affiliates	1,371	1,870	3,241	3,740
Depreciation, depletion and amortization	19,912	8,936	35,297	15,801
General and administrative	6,675	1,105	10,662	1,278
General and administrative - affiliates	—	1,050	74	3,217
Severance and ad valorem taxes	6,950	1,453	10,804	2,574
Total operating expenses	34,908	14,414	60,078	26,610

Net income from operations	52,896	5,257	94,089	10,109

Other expense:
Interest expense, net	(1,942)	(218)	(3,110)	(524)
Change in fair value of warrant liability	3,306	—	3,306	—
Commodity derivatives gains	20,010	—	18,895	—
Income before income tax expense	74,270	5,039	113,180	9,585

Income tax expense	(2,257)	(20)	(2,645)	(90)

Net income	72,013	5,019	110,535	9,495
Net income attributable to Predecessor(1)	(39,582)	(5,019)	(78,104)	(9,495)
Net income attributable to temporary equity	(26,271)	—	(26,271)	—
Net income attributable to Class A stockholders	$6,160	$—	$6,160	$—

(1) The Falcon Merger was accounted for as a reverse merger and a business combination for accounting purposes using the acquisition method of accounting with Desert Peak Minerals as the accounting acquirer. As such, the historical financial information included herein are based on the financial statements of Desert Peak Mineral's predecessor, Kimmeridge Mineral Fund, LP (“KMF” or the “Predecessor”) prior to our corporate reorganization. KMF is the entity where the Company's historical financial statements were generated. Prior the Falcon Merger, Desert Peak Minerals was consolidated into the results of KMF.

Unaudited Condensed Consolidated Statements of Cash Flow

(In thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$110,535	$9,495
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	35,297	15,801
Share-based compensation	978	—
Change in fair value of warrant liability	(3,306)	—
Commodity derivative gains	(18,895)	—
Losses on settled commodity derivatives	(420)	—
Deferred tax expense	133	—
Change in operating assets and liabilities:
Accrued revenue and accounts receivable, net	(21,741)	(2,696)
Other prepaid assets	(734)	(25)
Other long-term assets	350	—
Deferred financing costs	—	141
Accrued expenses and other liabilities	(13,374)	(310)
Due to affiliates	(380)	1,279
Other long-term liabilities	(12)	(23)
Net cash provided by operating activities	88,431	23,662

Cash flows from investing activities:
Acquisition of Falcon, net of cash	4,484	—
Predecessor cash not contributed in the Merger	(15,229)	—
Purchases of oil and gas properties	(356,799)	(1,918)
Proceeds from sales of oil and gas properties	—	(63)
Purchases of other property and equipment	(676)	—
Deposits for property acquisitions	(22,428)	(2,325)
Net cash provided by (used) in investing activities	(390,648)	(4,306)

Cash flows from financing activities:
Borrowings on credit facility	156,895	—
Repayments on credit facility	(79,000)	(23,600)
Borrowings on bridge loan facility	250,000	—
Bridge loan facility issuance costs	(6,281)	—
Issuance of equity in consolidated subsidiary	—	1,467
Contributions of partners' capital received in advance	—	1,463
Distributions to noncontrolling interests	(13,318)	—
Payments of deferred financing costs	(2,830)	(29)
Deferred initial public offering costs	(10)	—
Net cash provided by (used) in financing activities	305,456	(20,699)

Net change in cash and cash equivalents	3,239	(1,343)
Cash and cash equivalents, beginning of year	12,379	7,531
Cash and cash equivalents, end of period	$15,618	$6,188

Non-GAAP financial measures

Adjusted EBITDA, Discretionary Cash Flow and Cash G&A are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets and their ability to sustain dividends over the long term without regard to financing methods, capital structure or historical cost basis.

We define Adjusted EBITDA as net income (loss) plus (a) interest expense, (b) provisions for taxes, (c) depreciation, depletion and amortization, (d) non-cash share-based compensation expense, (e) impairment of oil and natural gas properties, (f) gains or losses on unsettled derivative instruments, (g) change in fair value of the warrant liability, (h) write off of deferred offering costs, (i) management fee to affiliates, and (j) one-time transaction costs. Adjusted EBITDA is not a measure determined by accounting principles generally accepted in the United States of America (“GAAP”).

We define Discretionary Cash Flow as Adjusted EBITDA, less cash interest expense and cash taxes.

We define Cash G&A as general and administrative expense less (a) non-cash share-based compensation expense and (b) one-time transaction costs.

These non-GAAP financial measures do not represent and should not be considered an alternative to, or more meaningful than, their most directly comparable GAAP financial measures or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Non-GAAP financial measures have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP financial measure. Our computations of Adjusted EBITDA, Discretionary Cash Flow and Cash G&A may differ from computations of similarly titled measures of other companies.

The following table presents a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure for the period indicated (in thousands).

Three Months Ended June 30,
2022
Net income	$72,013
Interest expense, net	1,942
Income tax expense	2,257
Depreciation, depletion and amortization	19,912
EBITDA	$96,124
Non-cash share-based compensation expense	978
Gains on unsettled derivative instruments	(20,429)
Change in fair value of warrant liability	(3,306)
Management fees to affiliates	1,371
One-time transaction costs	1,979
Adjusted EBITDA	$76,717
Falcon Minerals EBITDA April 1 to June 6	15,938
Pro forma Adjusted EBITDA	$92,655

The following table presents a reconciliation of Discretionary Cash Flow to the most directly comparable GAAP financial measure for the period indicated (in thousands).

Three Months Ended June 30,
2022
Cash flow from operations	$43,828
Interest expense, net	1,942
Income tax expense	2,257
Deferred tax expense	(133)
Changes in operating assets and liabilities	25,473
Management fees to affiliates	1,371
One-time transaction costs	1,979
Adjusted EBITDA	$76,717
Less:
Cash interest expense	826
Cash taxes	428
Discretionary Cash Flow	$75,463
Falcon Minerals Discretionary Cash Flow April 1 to June 6	15,938
Pro forma Discretionary Cash Flow	$91,401

The following table presents a reconciliation of Cash G&A to the most directly comparable GAAP financial measure for the period indicated (in thousands).

Three Months Ended June 30,
2022
General and administrative expense	$6,675
Non-cash share-based compensation expense	978
One-time transaction costs	1,979
Cash G&A	$3,718

Footnotes

1.
Average daily production volume includes actual production for the three months ended June 30, 2022 of legacy Desert Peak Minerals and Falcon Minerals from June 7, 2022 through June 30, 2022, which represents the time period subsequent to the closing of the Falcon Minerals merger. Pro forma average daily production includes actual three months ended June 30, 2022 average daily production plus average daily production from Falcon Minerals from April 1, 2022 through June 6, 2022 (the day before closing of the Falcon Minerals merger). Pro forma average daily production does not include volumes associated with the Foundation Acquisition prior to the closing date of June 24, 2022 or any production associated with the Momentum Acquisition.
2.
Net royalty acres includes Momentum Acquisition, which closed on July 26, 2022.
3.
Adjusted EBITDA and Discretionary Cash Flow are non-GAAP financial measures. For definitions of such measures and reconciliations to their most directly comparable GAAP financial measures, please see “Non-GAAP financial measures.” Implied 2Q 2022 dividend of $0.58 per share of Class A Common Stock based on a 65% payout ratio of Discretionary Cash Flow for 2Q 2022. Sitio Royalties Board of Directors approved a 2Q 2022 dividend of $0.71 per share of Class A Common Stock based on pro forma Discretionary Cash Flow, which includes Falcon Minerals cash flows for the full three months ended June 30, 2022.
4.
Net wells normalized for 5,000 foot lateral length.
5.
Excludes customary closing adjustments which reduced the purchase price.

About Sitio Royalties Corp.

Sitio is a shareholder returns-driven company focused on large-scale consolidation of high-quality oil & gas mineral and royalty interests across premium basins, with a diversified set of top-tier operators. With a clear objective of generating cash flow from operations that can be returned to stockholders and reinvested, Sitio has accumulated over 173,000 NRAs through the consummation of over 180 acquisitions to date. More information about Sitio is available at www.sitio.com.

Forward Looking Statements

This new release contains statements that may constitute “forward-looking statements” for purposes of federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about expected benefits of acquisitions as well as future plans, expectations and objectives for the Company’s operations, including statements about strategy, synergies, future operations, financial position, prospects, and plans. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties that could cause our actual results, performance, and financial condition to differ materially from our expectations and predictions. See “Risk Factors” in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 5, 2022 for a discussion of risk factors related to the Falcon Merger. See also Part I, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Part II, Item 1A “Risk Factors” in any subsequent Quarterly Reports on Form 10-Q, each filed with the SEC for a discussion of risk factors that affect the Company’s business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them. Sitio undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

IR contact:

Ross Wong

(720) 640–7647

IR@sitio.com